SUB-ITEM 77Q1 (A)

Revised Appendix A to the By-Laws

Appendix A, dated August 5, 2016 to the Master Amended and Restated By-Laws for MFS Series Trust VII, dated January 1, 2002 as revised through August 5, 2016, is contained in Post-Effective Amendment No. 124 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Amendment to Declaration of Trust

An Amendment, effective August 26, 2016, to the Amended and Restated Declaration of Trust, dated June 24, 2010, as amended of MFS Series Trust VII, is contained in Post-Effective Amendment No. 54 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 22, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.